Exhibit 10.1

Execution Version

$300,000,000

BEACON ROOFING SUPPLY, INC.

6.375% Senior Notes due 2023

PURCHASE AGREEMENT

Dated: September 24, 2015

i

EXHIBITS

Exhibit A	–	Initial Purchasers
Exhibit B	–	Guarantors
Exhibit C	–	Purchase Agreement Joinder
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Form of Pricing Term Sheet
Exhibit F	–	Amendments; Issuer Free Writing Documents
Exhibit G	–	Forms of Opinions of Company Counsel
Exhibit H	–	Registration Rights Agreement

ii

$300,000,000

BEACON ROOFING SUPPLY, INC.

6.375% Senior Notes due 2023

PURCHASE AGREEMENT

September 24, 2015

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
As Representatives of the several Initial Purchasers
c/o Wells Fargo Securities, LLC
550 S. Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and Citigroup Global Markets Inc. (“Citi”) and each of the other Initial Purchasers named on Exhibit A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Wells Fargo and Citi are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $300,000,000 in aggregate principal amount of the Company’s 6.375% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of October 1, 2015 (the “Indenture”) among the Company, the Initial Guarantors referred to below, and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s monetary obligations under the Securities, including the due and punctual payment of principal and interest on the Securities, will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis (the “Guarantees”) (a) from and after the Closing Date (as defined below), by the guarantors named on Exhibit B(I) hereto (the “Initial Guarantors”), and (b) from and after the Supplemental Indenture Date (as defined below), by the guarantors named on Exhibit B(II) hereto (the “Acquired Company Guarantors”). As used herein, (i) other than as provided in Section 1 of this Agreement, the term “Guarantor” or “Guarantors” shall mean (x) the Initial Guarantors prior to the Supplemental Indenture Date and (y) the Initial Guarantors and the Acquired Company Guarantors on and immediately after the Supplemental Indenture Date, (ii) the term “subsidiary” or “subsidiaries” as of any time shall mean the subsidiaries of the Company at such time including, immediately after the date of the Acquisition (as defined below), the Acquired Company (as defined below) and the subsidiaries of the Acquired Company and (iii) the term “Securities” shall include the Guarantees, in each case unless the context otherwise requires. Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

The Company has entered into an Agreement and Plan of Merger, dated as of July 27, 2015, as amended and supplemented from time to time (including all exhibits, schedules and attachments thereto, the “Acquisition Agreement”), pursuant to which Beacon Leadership Acquisition I, Inc., a wholly owned subsidiary of the Company, will merge with and into CDRR Investors, Inc. (the “First Merger”), with CDRR Investors, Inc. continuing as the surviving corporation and a wholly owned subsidiary of the Company, followed by a merger of CDRR Investors, Inc. with and into Beacon Leadership Acquisition II, LLC, a wholly owned subsidiary of the Company (the “Second Merger”, and, together with the First Merger, the “Acquisition”), with Beacon Leadership Acquisition II, LLC continuing as the surviving limited liability company and a wholly owned subsidiary of the Company. The Company expects to finance the Acquisition with (i) the cash proceeds from the sale of Securities under this Agreement and (ii) borrowings (the “Borrowings”) under the New Senior Secured Credit Facilities (as such term is defined in the Offering Memorandum). As used herein, the term “Acquired Company” means CDRR Investors, Inc. and its successors and assigns including, after the consummation of the Acquisition, Beacon Leadership Acquisition II, LLC.

Within two business days after the consummation of the Acquisition, the Acquired Company Guarantors will enter into a supplemental indenture (the “Supplemental Indenture”), in form and substance reasonably satisfactory to the Trustee, pursuant to which the Acquired Company Guarantors will irrevocably and unconditionally guarantee the Company’s monetary obligations under the Securities, jointly and severally with respect to themselves and the Initial Guarantors (the time and date such Supplemental Indenture is entered into and delivered by the parties being herein called the “Supplemental Indenture Date”). On the Supplemental Indenture Date, the Acquired Company Guarantors will also enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit C (the “Purchase Agreement Joinder”), pursuant to which they will acknowledge and agree to (i) join and become a party to this Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to an Acquired Company Guarantor in this Agreement, as if made by, and with respect to, each Acquired Company Guarantor on the date hereof; and (iii) perform all obligations and duties required of an Acquired Company Guarantor pursuant to this Agreement.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act. The Company has prepared a preliminary offering memorandum, dated September 18, 2015 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Exhibit E (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated September 24, 2015 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the documents listed on Exhibit F(1) hereto, are collectively referred to as the “General Disclosure Package.” The Company and the Initial Guarantors hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date and incorporated by reference therein. All such documents filed under the 1934 Act and so incorporated by reference in the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”), and (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the 1933 Act (“Regulation S”). Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Securities will have the benefit of the registration rights set forth in the registration rights agreement attached hereto as Exhibit H (the “Registration Rights Agreement”) among the Company, the Initial Guarantors and the Representatives to be dated the Closing Date. On the Supplemental Indenture Date, the Acquired Company Guarantors will enter into a counterpart to the Registration Rights Agreement attached thereto as Annex A (the “Registration Rights Agreement Joinder”), pursuant to which they will agree to be bound by the terms and provisions of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company and the Guarantors party thereto will agree to file with the Commission under the circumstances set forth therein a registration statement under the 1933 Act relating to the Company’s 6.375% Senior Notes due 2023 (the “Exchange Notes”) and the Guarantors’ Guarantees thereof (the “Exchange Guarantees”) to be offered in exchange for the Securities and the Guarantees (the “Exchange Offer”).

SECTION 1. Representations and Warranties.

(a)          Representations and Warranties by the Company and the Guarantors. The Company and each Initial Guarantor and, upon the delivery of the Purchase Agreement Joinder, the Acquired Company Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Date, and agree with each Initial Purchaser as follows:

(1)         Rule 144A Information. Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information, if any, required by Rule 144A(d)(4) under the 1933 Act.

(2)         No Stop Orders. The Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Initial Guarantors, is contemplated.

(3)         No Material Misstatement or Omission. (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document (as defined below) set forth on Exhibit F(2), as of the date thereof, when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4)         Incorporated Documents. Any Exchange Act Reports filed by the Company with the Commission and incorporated by reference in the General Disclosure Package or the Offering Memorandum, when such Exchange Act Reports are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5)         Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the 1934 Act.

(6)         Independent Accountants. Ernst & Young LLP, who have audited certain financial statements of the Company, the Acquired Company and their respective subsidiaries included in the General Disclosure Package and the Offering Memorandum, are, and have been in all such periods for which such financial statements are so included, an independent registered public accounting firm with respect to the Company, the Acquired Company and their respective subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) (the “PCAOB”) and as required by the 1933 Act and the 1933 Act Regulations. BDO USA, LLP, who have audited certain financial statements of the Acquired Company and its subsidiaries included in the General Disclosure Package and the Offering Memorandum, are, and have been in all such periods for which such financial statements are so included, an independent registered public accounting firm with respect to the Acquired Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act and the 1933 Act Regulations.

(7)         Financial Statements. The financial statements of the Company and the Acquired Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules (if any) and notes thereto, present fairly, in all material respects, the financial position of the Company and the Acquired Company, respectively, and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and the Acquired Company, respectively, and their respective consolidated subsidiaries for the periods specified. All of such financial statements of the Company have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. All of such financial statements of the Acquired Company have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable requirements under Rule 3-05 of Regulation S-X of the Commission. The historical financial information relating to the Company and the Acquired Company and their respective consolidated subsidiaries in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Summary Historical and Pro Forma Financial and Operating Information” and “Selected Historical Consolidated Financial Data” presents fairly, in all material respects, the information shown therein and has been prepared on a basis consistent with that of the audited financial statements of the Company and the Acquired Company and their respective consolidated subsidiaries included in the General Disclosure Package and the Offering Memorandum. The pro forma financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Unaudited Pro Forma Condensed Combined Financial Information” present fairly, in all material respects, the information shown therein and have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma information appearing in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Summary Historical and Pro Forma Financial and Operating Information” presents fairly, in all material respects, the information shown therein and has been prepared on a basis consistent with that of the pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum.

(8)         No Material Adverse Change. Since the date of the most recent financial statements of the Company and the Acquired Company and their respective consolidated subsidiaries included in the General Disclosure Package and the Offering Memorandum, as the case may be, (i) there has not been (a) any material change in the capital stock or any increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (b) any material adverse change in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or any development which would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor the Acquired Company, nor any of their respective subsidiaries has entered into any transaction or agreement that is material to the Company or the Acquired Company and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is outside the ordinary course of business and material to the Company or the Acquired Company and their respective subsidiaries taken as a whole; and (iii) neither the Company nor the Acquired Company, nor any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(9)         Organization and Good Standing. The Company, the Guarantors and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and to enter into and perform their obligations under the Transaction Documents to which they are a party and, in the case of the Company, the Acquisition Agreement, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(10)        Ownership of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Exhibit D hereto and Exhibit D accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit D hereto under the caption “Significant Subsidiaries.”

(11)        Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.

(12)        No Other Securities of Same Class. When the Securities and Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(13)        No Registration. No registration under the 1933 Act of the Securities or the Guarantees, and no qualification of the Indenture under the 1939 Act with respect thereto, is required for the sale of the Securities and the Guarantees to the Initial Purchasers as contemplated hereby or for the initial resale of Securities by the Initial Purchasers to the Eligible Purchasers in the manner contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, assuming the accuracy of the Initial Purchasers’ representations and warranties in this Agreement and the compliance by the Initial Purchasers with the agreements set forth herein.

(14)        No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act was or will be used by the Company or any of its affiliates or any of its representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities as contemplated hereby.

(15)        Regulation S Compliance. The Company is a Category 2 issuer for purposes of Regulation S. No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Company and its subsidiaries or any of their representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) with respect to Securities sold in reliance on Regulation S, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has complied with and will comply with the “offering restrictions” required by Rule 902 under the 1933 Act.

(16)        No Integration. Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(17)        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Initial Guarantor.

(18)        Full Power. The Company and each Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

(19)        Purchase Agreement Joinder. On the Supplemental Indenture Date, the Purchase Agreement Joinder will have been duly authorized, executed and delivered by each Acquired Company Guarantor. On the Supplemental Indenture Date, each Acquired Company Guarantor will have full right, power and authority to execute, deliver and perform its obligations under the Purchase Agreement Joinder.

(20)        The Indenture. The Indenture (including the Guarantees and the Exchange Guarantees) has been duly authorized by the Company and each Initial Guarantor and, on the Closing Date (or, in the case of the Exchange Guarantees, when delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement), will have been duly executed and delivered by the Company and each Initial Guarantor and will constitute a valid and binding agreement of the Company and each Initial Guarantor, enforceable against the Company and each Initial Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. The Supplemental Indenture has been duly authorized by the Company and each Initial Guarantor and, on the Supplemental Indenture Date, will have been duly authorized by each Acquired Company Guarantor and will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(21)        The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Initial Guarantor. On the Closing Date, when the Registration Rights Agreement has been executed and delivered in accordance with the terms hereof and thereof, it will constitute a valid and binding agreement of the Company and each Initial Guarantor, enforceable against the Company and each Initial Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity and, as to rights of indemnification and contribution, by principles of public policy and federal and state securities laws.

(22)        Registration Rights Agreement Joinder. On the Supplemental Indenture Date, the Registration Rights Agreement Joinder will have been duly authorized by each Acquired Company Guarantor. When the Registration Rights Agreement Joinder has been executed and delivered in accordance with the terms hereof and thereof, it will constitute a valid and binding agreement of each Acquired Company Guarantor, enforceable against each Acquired Company Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity and, as to rights of indemnification and contribution, by principles of public policy and federal and state securities laws.

(23)        The Securities. The Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(24)        The Exchange Notes. The Exchange Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(25)        The Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each subsidiary of the Company party thereto, enforceable in accordance with its terms, and, to the knowledge of the Company and the Initial Guarantors, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Acquired Company, enforceable in accordance with its terms, in each case except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(26)        Description of the Securities and Agreements. The Securities, the Exchange Notes, the Guarantees, the Exchange Guarantees, the Registration Rights Agreement and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(27)        No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Company Document; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company and the Guarantors of the Transaction Documents to which they are a party and the consummation by the Company and the Guarantors of the transactions contemplated therein will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Document (other than any Lien created or imposed pursuant to the collateral documents relating to and required by the New Senior Secured Credit Facilities), (y) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (z) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except (A) in the case of clauses (x) and (z) above, for any such conflict, breach, Lien or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (x) above after giving effect to the repayment and termination on the Closing Date of all obligations under certain existing indebtedness of the Company and the Acquired Company and their respective subsidiaries with the Borrowings and the net proceeds from the offering and sale of the Securities.

(28)        No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and (i) the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 404 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations or (ii) the customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 101 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations, in each case that has not been so described in the General Disclosure Package and the Offering Memorandum.

(29)        Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of the Initial Guarantors, is imminent.

(30)         Legal Proceedings. Except as described in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents to which it is a party or the Acquisition Agreement; and (ii) no such investigations, actions, suits or proceedings are, to the knowledge of the Company or any of the Initial Guarantors, currently threatened by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations that have not been described in the General Disclosure Package and the Offering Memorandum.

(31)        Description of Contracts. The statements made in the General Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the Transaction Documents and the Acquisition Agreement, constitute accurate summaries of the terms of such documents in all material respects.

(32)        Solvency. On the Closing Date, after giving pro forma effect to the Acquisition and the offering and sale of the Securities, the Borrowings and the use of net proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum, the Company and the Guarantors on a consolidated basis will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors on a consolidated basis is not less than the total amount required to pay the liabilities of the Company and the Guarantors on a consolidated basis on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors on a consolidated basis are able to pay their total debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the Acquisition and the issuance and sale of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum and the consummation of the Borrowings, the Company and the Guarantors are not incurring debts or liabilities beyond their consolidated ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their consolidated property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(33)        Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and the Initial Guarantors, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(34)        No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities as herein contemplated and the consummation by the Company of the transactions contemplated by this Agreement, except (x) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the offering and resale of the Securities by the Initial Purchasers and (y) those contemplated by the Registration Rights Agreement or otherwise required in connection with the registration of the Exchange Notes under the 1933 Act and the qualification of the Indenture under the 1939 Act.

(35)        Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Offering Memorandum, except where the failure to so possess or have made would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the General Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect.

(36)        Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid leasehold interest in or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens except such as (a) are described in the General Disclosure Package and the Offering Memorandum (including, for the avoidance of doubt, the Liens arising out of or related to the New Senior Secured Credit Facilities and the Company’s existing credit facilities), (b) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(37)        Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the issuance and sale of the Securities as herein contemplated, the Borrowings and the application of the net proceeds thereof as described in the General Disclosure Package and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(38)        Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws (including the common law), statutes, codes, ordinances, rules, regulations, decisions, binding policies and orders relating to the protection of human health and safety, the environment, pollution or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability or obligation for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (iv) are not the subject of any pending, and have not received notice of any threatened, administrative, regulatory or judicial claims, actions, suits, demands, notices of noncompliance or violation, proceedings or governmental investigations relating to any Environmental Law, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, obligation, claim, action, suit, demand, notice, proceeding or investigation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(39)        Taxes. The Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof (subject to any permitted extensions) and (i) the Company and its subsidiaries have paid all federal and state income taxes (other than with respect to immaterial amounts being contested in good faith) and all other material federal, state, local and foreign taxes (including estimated taxes, assessments, fines and penalties), in each case, required to be paid through the date hereof, and (ii) there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(40)        Insurance. The Company and its subsidiaries have insurance which is in amounts and insures against such losses and risks as are reasonable and customary for the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(41)        Accounting and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established, maintained and periodically evaluates the effectiveness of its “internal control over financial reporting” and “disclosure controls and procedures” (each as defined in Rules 13a-15 and 15d-15 under the 1934 Act). The Company’s internal control over financial reporting and disclosure controls and procedures are effective.

There are no material weaknesses or significant deficiencies (each as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting; and the Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited financial statements included in the General Disclosure Package and the Offering Memorandum or at any time subsequent thereto.

(42)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(43)        Margin Requirements. Neither the Company nor any of its subsidiaries or their authorized representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has taken, and none of them will take, any action that would reasonably be expected to cause the transactions contemplated by this Agreement (including the use of the net proceeds from the sale of the Securities) to violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(44)        Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(45)        Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Company believes to be reliable, and nothing has come to the attention of the Company that has caused it to believe that such data is not accurate in all material respects.

(46)        No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Initial Guarantors, the Acquired Company or any of its subsidiaries, or any of their respective directors, officers, agents, employees or controlled affiliates, has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a violation by any such person of the FCPA and all similar anti-bribery and anti-corruption laws and regulations of foreign jurisdictions to the extent applicable to the Company and the Acquired Company and their respective subsidiaries (together with the FCPA, “Anti-Corruption Laws”), including any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the any Anti-Corruption Laws; and the Company and its subsidiaries, and, to the knowledge of the Company and the Initial Guarantors, the Acquired Company and its subsidiaries and their respective controlled affiliates have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith.

(47)        Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company and the Initial Guarantors, of the Acquired Company and its subsidiaries, are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and the Acquired Company and their respective subsidiaries (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Initial Guarantors, threatened.

(48)        No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Initial Guarantors, the Acquired Company or any of its subsidiaries or any of their respective directors, officers, agents, employees or controlled affiliates is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including but not limited to OFAC) or any other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any of its subsidiaries nor, to the knowledge of the Company and the Initial Guarantors, the Acquired Company or any of its subsidiaries, located, organized or resident in a country or territory that is the subject of Sanctions (including Cuba, the Crimea region of the Ukraine, Iran, Libya, North Korea, Sudan and Syria). The Company and its subsidiaries will not directly or indirectly use any of the net proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement or from the Borrowings, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Initial Guarantors, the Acquired Company or any of its subsidiaries, has engaged in any dealings or transactions with or for the direct benefit of a person that is currently the subject of any Sanctions, or with or in a country or territory that is the subject of Sanctions, in the preceding three years, nor does the Company or any of its subsidiaries nor, to the knowledge of the Company and the Initial Guarantors, the Acquired Company or any of its subsidiaries, have any plans to increase its dealings or transactions with or for the benefit of such persons or with or in such countries.

(49)        ERISA Compliance; Employment Matters. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption), that, as to each of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(50)        No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as described in the General Disclosure Package and the Offering Memorandum or (ii) any restrictions or limitations contained in the Company’s existing credit agreements, which will be terminated on the Closing Date, or that will be permitted by the Indenture after the Closing Date.

(51)        Brokers. There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of the offering and sale of the Securities contemplated by this Agreement, except for underwriting discounts and commissions payable to the Initial Purchasers pursuant to Section 2 of this Agreement.

(b)          Certificates. Any certificate signed by any officer of the Company or any Guarantor (whether signed on behalf of such officer, the Company or such Guarantor) and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell.

(a)          The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and each of the Guarantors, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.25% of the principal amount thereof. Neither the Company nor the Guarantors will be obligated to deliver any of the Securities except upon payment of all of the Securities to be purchased as provided herein.

(b)          Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on October 1, 2015 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wells Fargo and Citi, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c)          Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(d)          Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser:

(i)          is a QIB and an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Act;

(ii)         (x) in connection with the Exempt Resales, has only sold and will only sell the Securities to, and has only solicited offers to buy and will only solicit offers to buy the Securities from, the Eligible Purchasers, (y) in connection with each such Exempt Resale made in reliance on Rule 144A, has taken and will take reasonable steps to ensure such Eligible Purchaser is aware that such Exempt Resale is being made in reliance on Rule 144A and (z) in connection with each such Exempt Resale made in reliance on Regulation S, has complied and will comply with the offering restrictions and other requirements of Regulation S; and

(iii)        will not offer or sell the Securities, nor has it, directly or indirectly, offered or sold the Securities in the United States by, any manner involving any form of general solicitation or general advertising (within the meaning of Regulation D) and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Securities.

The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100.0% of the principal amount thereof, plus accrued interest, if any, from October 1, 2015. Such price may be changed by the Initial Purchasers at any time without notice. Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3.  Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a)          Securities Law Compliance. The Company will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, in each case to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions, and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)          Amendments. The Company will give the Representatives notice of any filings to be made by the Company pursuant to the 1934 Act or the 1934 Act Regulations within the period that is 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object in a timely manner. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations effecting any such amendment, supplement or revision from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object. The Representatives shall notify the Company if the Initial Purchasers have not completed the distribution of the Securities as of the Closing Date.

(c)          Delivery of Disclosure Documents to the Representatives. The Company will deliver to the Representatives and counsel for the Initial Purchasers, within two days after the date hereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representatives or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representatives or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof, distribute such amendment or supplement as may be necessary to correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e)          Use of Offering Materials. The Company and each of the Guarantors consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f)          “Blue Sky” and Other Qualifications. The Company will cooperate with the Initial Purchasers to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities and the Borrowings in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under “Use of Proceeds.”

(h)          Restriction on Sale of Securities. From and including the date of this Agreement through and including the 90th day after the date of this Agreement, the Company and the Guarantors will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company or any Guarantor (other than the Securities issued under this Agreement and the Exchange Notes (and related Exchange Guarantees) issued in the Exchange Offer) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company or any Guarantor.

(i)          Rule 144A Information. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company and the Guarantors will furnish, at their expense, to the Initial Purchasers and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any). To the extent any such information is available on the Commission’s EDGAR filing system or the Company’s website, it shall be deemed to have been so furnished in full satisfaction of this Section 3(i).

(j)          Pricing Term Sheet. The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit E and otherwise in form and substance satisfactory to the Representatives. The Company will furnish the Representatives with copies of any such Pricing Term Sheet and will not use any such Pricing Term Sheet to which the Representatives or counsel to the Initial Purchasers shall object.

(k)          Preparation of the Offering Memorandum. As promptly as practicable, and in any event, within two business days following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representatives and the Company may deem appropriate.

(l)          DTC. The Company will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m)         No Stabilization. The Company, the Guarantors and their respective controlled affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(n)          No Affiliate Resales. The Company and the Guarantors will not, and will not permit any of their respective controlled affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o)          No Integration. The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or to the Eligible Purchasers of the Securities.

(p)          Opinion of Counsel for Company and the Guarantors. On the Supplemental Indenture Date, the Company will cause Sidley Austin LLP, counsel for the Company and the Guarantors (“Company Counsel”), to deliver to the Representatives the opinion, dated as of the Supplemental Indenture Date, in the form set forth in Exhibit G-2 hereto, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers; provided that, if the Supplemental Indenture Date is the Closing Date, the substance of such opinion letter may be included within the opinion letter delivered pursuant to Section 5(a), in which case this Section 3(p) shall immediately cease to have any force or effect.

SECTION 4.  Payment of Expenses.

(a)          Expenses. The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the reproduction and delivery to the Initial Purchasers of each of the Transaction Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any “Blue Sky Survey” and any supplements thereto, (vi) the preparation, printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, the General Disclosure Package, the Offering Memorandum, and any Issuer Free Writing Documents and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of any “Blue Sky Survey” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC and (x) the costs and expenses of the Company (and, if this Agreement is terminated in the circumstances described in Section 4(b), the Initial Purchasers) and any of its or their officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, and 50% of the costs and expenses related to any chartered aircraft (it being understood that the Initial Purchasers will pay the remaining 50% of the costs and expenses related to any chartered flight). It is understood, however, that, except as provided in this Section 4 and in Section 6 and Section 7 hereof, the Initial Purchasers shall pay all of their own costs and expenses, including the fees and expenses of their counsel.

(b)          Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A) or Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers (but in the case of any termination in accordance with Section 10, only the non-defaulting Initial Purchasers) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5.  Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in this Agreement, or in certificates signed by any officer of the Company or any Guarantor (whether signed on behalf of such officer, the Company or such Guarantor) delivered to the Representatives or counsel for the Initial Purchasers, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)          Opinion of Counsel for Company and the Guarantors. At the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Company Counsel, dated as of the Closing Date, in the form set forth in Exhibit G-1 hereto, together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Initial Purchasers.

(b)          Opinion of Counsel for Initial Purchasers. At the Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated as of the Closing Date, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Initial Purchasers, with respect to such matters as the Representatives may reasonably request.

(c)          Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, properties, financial position or results of operations of (A) the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (B) the Acquired Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, and by the Company on behalf of each Initial Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries or, to their knowledge, with respect to the Acquired Company and its subsidiaries, (ii) the representations and warranties of the Company and the Initial Guarantors in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Company and the Initial Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(d)          Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and BDO USA, LLP, a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the historical and pro forma financial statements and certain historical and pro forma financial information of the Company and the Acquired Company, as applicable, contained or incorporated by reference in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(e)          Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from each of Ernst & Young LLP and BDO USA, LLP, a letter, dated as of the Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “cut-off” date referred to shall be a date not more than three business days prior to the Closing Date.

(f)          No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any subsidiary of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(g)          Additional Documents. At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such additional documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Initial Purchasers may otherwise reasonably request.

(h)          Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections  6, 7, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)          Indemnification by the Company and the Guarantors. The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, its officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)          Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to any losses, liabilities, claims, damages or expenses arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Initial Purchaser through the Representatives expressly for use therein. The Company and the Guarantors hereby acknowledge and agree that the information furnished to the Company and the Guarantors by the Initial Purchasers through the Representatives expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum: the information appearing in the third paragraph, the fourth and fifth sentences of the seventh paragraph and the first and last sentences of the ninth paragraph, each under such caption.

(c)          Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6, except to the extent that it has been materially prejudiced by such failure. The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded based on the advice of outside counsel that there are legal defenses available to it that may be different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company and the Guarantors, their respective directors, each of their respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceed the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and of each Guarantor, each officer of the Company and of each Guarantor, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of the Guarantors (whether signed on behalf of such officer, the Company or such Guarantor) and delivered to the Representatives or counsel to the Initial Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of its or their officers, directors, employees, partners, members or agents or any person controlling any Initial Purchaser, or by or on behalf of the Company, any Guarantor, any officer, director or employee of the Company or any Guarantor or any person controlling the Company, any Guarantor, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)          Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Guarantors, at any time on or prior to the Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements of the Company and the Acquired Company included in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (B) if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited by either of said exchanges or by order of the Commission or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 6, 7, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers.

If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)          if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii)         if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Initial Purchasers shall be directed to the Representatives at Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: High Yield Syndicate, fax no. (704) 410-4874 (with such fax to be confirmed by telephone to (704) 383-0550) and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, fax no. (646) 291-1469, Attention: General Counsel, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, Attention: William V. Fogg, Esq. and Stephen L. Burns, Esq., fax no. (212) 474-3000 (with such fax to be confirmed by telephone to (212) 474-1146); and notices to the Company or any Guarantor shall be directed to it at 505 Huntmar Park Drive, Suite 300, Herndon, VA 20170, Attention: Joseph Nowicki, Chief Financial Officer, fax no. (703) 437-1919 (with such fax to be confirmed by telephone to (571) 323-3940), with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq., fax no. (312) 853-7036 (with such fax to be confirmed by telephone to (312) 853-7000).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantors and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquired Company Transaction Documents” means the Purchase Agreement Joinder, the Registration Rights Agreement Joinder and the Supplemental Indenture.

“affiliate” has the meaning provided in Rule 501 under the 1933 Act.

“Applicable Time” means 12:28 p.m. (New York City time) on September 24, 2015.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance or claim.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Transaction Documents” means this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Guarantees, the Acquired Company Transaction Documents, the Exchange Notes and the Exchange Guarantees collectively.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum or any Issuer Free Writing Document shall be deemed to include any amendment or supplement to any of the foregoing.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

SECTION 16. Permitted Free Writing Documents. The Company and each Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantors and the Representatives, it will not make, any offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the 1933 Act) (any such document, a “Issuer Free Writing Document”) or that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) which would be required to be filed with the Commission in connection with an offering registered under the 1933 Act, in the case of any Initial Purchasers; provided that the prior written consent of the Company, the Guarantors and the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit F hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives.

SECTION 17. Absence of Fiduciary Relationship. The Company and each Guarantor acknowledges and agrees that:

(a)          each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and any Guarantor, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the Company or any Guarantor on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the Company, any Guarantor or any of their respective subsidiaries);

(b)          the offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives;

(c)          they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)          they are aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)          the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f)          they waive, to the fullest extent permitted by law, any claims they may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Company, the Guarantors or any stockholders, employees or creditors of Company or any Guarantor.

SECTION 18. Research Analyst Independence and Other Activities of the Initial Purchasers. The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Initial Purchasers’ investment banking divisions. The Company and the Guarantors also acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement, and the Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any such other activities.

SECTION 19. Waiver of Jury Trial. The Company, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

INITIAL GUARANTORS:

BEACON SALES ACQUISITION, INC.

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

BEACON LEADERSHIP ACQUISITION II, LLC

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Scott Joyce
Authorized Signatory

For itself and as a Representative of the Initial Purchasers named in Exhibit A hereto.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Justin Tichauer
Authorized Signatory

For itself and as a Representative of the Initial Purchasers named in Exhibit A hereto

 [Purchase Agreement]

EXHIBIT A

INITIAL PURCHASERS

Name of Initial Purchaser	Principal Amount of Securities

Wells Fargo Securities, LLC	$123,000,000
Citigroup Global Markets Inc.	$123,000,000
J.P. Morgan Securities LLC	$18,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$18,000,000
SunTrust Robinson Humphrey, Inc.	$18,000,000

Total	$300,000,000

A-1

EXHIBIT B

GUARANTORS

I.	Initial Guarantors

1.	Beacon Sales Acquisition, Inc.
2.	Beacon Leadership Acquisition II, LLC

II.	Acquired Company Guarantors

1.	CDRR Holding, Inc.
2.	Roofing Supply Group, LLC
3.	Roofing Supply, LLC
4.	Austin Roofer’s Supply, LLC
5.	Dallas-Fort Worth Roofing Supply, LLC
6.	Fort Worth Roofing Supply, LLC
7.	Roofing Supply of Arizona, LLC
8.	Las Vegas Roofing Supply, LLC
9.	Roofing Supply Group – California, LLC
10.	Roofing Supply Group of Oklahoma, LLC
11.	Roofing Supply Group Orlando, LLC
12.	Roofing Supply Group – Fresno, LLC
13.	Roofing Supply Transportation, LLC
14.	Roofing Supply of Arizona – East Valley, LLC
15.	Roofing Supply of Arizona – Tucson, LLC
16.	Roofing Supply Group – Southern California, LLC
17.	Roofing Supply Group – Bay Area, LLC
18.	Roofing Supply of Colorado, LLC
19.	Roofing Supply Group–Kansas City, LLC
20.	North Louisiana Roofing Supply, LLC
21.	Roofing Supply Group - Louisiana, LLC
22.	Roofing Supply Group – Omaha, LLC
23.	Roofing Supply of New Mexico, LLC
24.	Roofing Supply of Tennessee, LLC
25.	Roofing Supply of Nashville, LLC
26.	Roofing Supply Group St. Louis, LLC
27.	Roofing Supply Group of Cleveland, LLC
28.	Roofing Supply Group of Pittsburgh, LLC
29.	Roofing Supply Group Utah, LLC
30.	Roofing Supply Group San Diego, LLC
31.	Roofing Supply Group of Columbus, LLC
32.	Roofing Supply of Atlanta, LLC
33.	Roofing Supply of Charlotte, LLC

B-1

34.	Roofing Supply Group-Greensboro, LLC
35.	Roofing Supply Group – Cincinnati, LLC
36.	Roofing Supply of Columbia, LLC
37.	Roofing Supply Group of Virginia, LLC
38.	Roofing Supply Group – Tampa, LLC
39.	Roofing Supply Group – Polk County, LLC
40.	Roofing Supply Group – Raleigh, LLC
41.	Roofing Supply Group – Kentucky, LLC
42.	Roofing Supply Group (Texas), Inc.
43.	Roofing Supply Finance, Inc.
44.	Roofing Supply Group – Washington, LLC
45.	Roofing Supply Group – Alabama, LLC
46.	Roofing Supply Group – Tuscaloosa, LLC

B-2

EXHIBIT C

PURCHASE AGREEMENT JOINDER

BEACON ROOFING SUPPLY, INC.

6.375% Senior Notes due 2023

[October 1], 2015

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
As Representatives of the several Initial Purchasers
c/o Wells Fargo Securities, LLC
550 S. Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase Agreement, dated as of September 24, 2015 (the “Purchase Agreement”), among Beacon Roofing Supply, Inc., a Delaware corporation, the Initial Guarantors party thereto, and you, as representatives of the Initial Purchasers named therein, providing for the offer and sale of the Securities. Under the terms of the Purchase Agreement, each of the Acquired Company Guarantors is required to join in the Purchase Agreement on the Supplemental Indenture Date. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given them in the Purchase Agreement.

Each of the undersigned Acquired Company Guarantors hereby acknowledges and agrees, for the benefit of the Initial Purchasers, that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit in order to enter into this Joinder Agreement, and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to an Acquired Company Guarantor in the Purchase Agreement, as of the date thereof, as if made by, and with respect to, each signatory hereto on the date of the Purchase Agreement; and (iii) perform all obligations and duties required of an Acquired Company Guarantor pursuant to the Purchase Agreement.

This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.

This Joinder Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

This Joinder Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Joinder Agreement.

This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Each Acquired Company Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

[ACQUIRED COMPANY GUARANTORS]

By:
Name:
Title:

EXHIBIT D

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*
Beacon Sales Acquisition, Inc.	Delaware	Corporation
Beacon Leadership Acquisition II, LLC	Delaware	Limited Liability Company	Beacon Roofing Supply, Inc.
Beacon Canada, Inc.	Delaware	Corporation
Beacon Roofing Supply Canada Company	Nova Scotia	Unlimited Liability Company

Significant Subsidiaries
Beacon Sales Acquisition, Inc.	Delaware	Corporation

* Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

D-1

EXHIBIT E

FORM OF PRICING TERM SHEET

[Attached]

E-1

BEACON ROOFING SUPPLY, INC.

6.375% Senior Notes due 2023
September 24, 2015

This term sheet to the Preliminary Offering Memorandum dated September 18, 2015 (the “Preliminary Offering Memorandum”) related to the offering of the notes described below should be read together with the Preliminary Offering Memorandum before making an investment decision with regard to the notes. Capitalized terms used but not defined in this term sheet have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	Beacon Roofing Supply, Inc.
Guarantors:	Unconditionally guaranteed on a senior unsecured basis by each direct and indirect domestic subsidiary of the Issuer that guarantees the Term Loan B Facility
Security Description:	6.375% Senior Notes due 2023
Distribution:	144A / Regulation S with Registration Rights
Aggregate Principal Amount:	$300,000,000
Gross Proceeds:	$300,000,000
Maturity:	October 1, 2023
Coupon:	6.375%
Yield to Maturity:	6.375%
Offering Price:	100.0% of principal amount, plus accrued interest from October 1, 2015
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2016
Record Dates:	March 15 and September 15
Equity Clawback:	Up to 35% at 106.375% prior to October 1, 2018
Optional Redemption:	Make-whole call @ T+50 basis points prior to October 1, 2018
On or after: Price:
October 1, 2018 104.781%
October 1, 2019 103.188%
October 1, 2020 101.594%
October 1, 2021 and thereafter 100.000%
Change of Control:	Putable at 101% of principal plus accrued interest

Use of Proceeds:	We expect that the net proceeds from this offering will be approximately $293.0 million after deducting the discount to the initial purchasers and the estimated fees and expenses of this offering.
We intend to use the net proceeds from this offering, together with the borrowings under the New Senior Secured Credit Facilities, to pay the cash consideration for the RSG Acquisition, to refinance certain of our indebtedness and repay certain indebtedness of RSG and to pay related transaction premiums, fees and expenses.
Trade Date:	September 24, 2015
Expected Settlement Date:	(T+5); October 1, 2015

The closing of this offering is conditioned on the substantially concurrent consummation of the RSG Acquisition. If we are unable to complete the RSG Acquisition substantially concurrently with (or prior to) the scheduled closing of this offering, no notes will be sold and delivered in this offering.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes on the date hereof or the next business day will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of notes who wish to trade notes on the date hereof or the next business day should consult their own advisors.

Rule 144A CUSIP / ISIN:	073685 AA7 / US073685AA72
Regulation S CUSIP / ISIN:	U06688 AA0 / USU06688AA07
Denominations/Multiple:	$2,000 x $1,000
Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated SunTrust Robinson Humphrey, Inc.

Changes to Preliminary Offering Memorandum

In addition to the foregoing pricing information, the Preliminary Offering Memorandum is hereby revised to reflect the following:

1.      The first sentence of the second paragraph under the heading “Principal Stockholder” on p. 12 of the Preliminary Offering Memorandum is replaced with following:

“In connection with the RSG Acquisition, we will enter into an amended investment agreement with the CD&R Stockholder that will provide that the CD&R Stockholder (i) may designate two directors to the Beacon board of directors, for so long as the CD&R Stockholder and its affiliates hold at least 58.6% of the shares of our common stock received at the closing of the RSG Acquisition and (ii) may designate one director to the Beacon board of directors for so long as the CD&R Stockholder and its affiliates hold less than 58.6%, but at least 3.0%, of such shares; provided that the CD&R Stockholder and its affiliates shall not be entitled to such one director designee pursuant to clause (ii) if they own less than 4.0% of the shares of our common stock then outstanding and the number of members of the Beacon board is at such time less than eight.”

Additional conforming changes are made to the Preliminary Offering Memorandum to reflect the changes described herein.

The notes and related guarantees have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The notes and related guarantees may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement.

This term sheet is confidential and is for your information only and is not intended to be used by anyone other than you. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

This term sheet does not constitute an offer to sell or a solicitation of an offer to buy any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT F

PRELIMINARY OFFERING MEMORANDUM AMENDMENTS; ISSUER FREE WRITING DOCUMENTS

(1)         Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit E hereto.

(2)         None.

F-1

EXHIBIT G-1

FORMS OF OPINIONS OF COMPANY COUNSEL

(1)         The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes.

(2)         The Initial Corporate Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware. The Initial Corporate Guarantor has corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture and to perform its obligations under its Guarantee.

(3)         The Initial LLC Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Initial LLC Guarantor has limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture and to perform its obligations under its Guarantee.

(4)         The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Initial Guarantors1.

(5)         Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each of the Initial Guarantors. Each of the Registration Rights Agreement and the Indenture is a valid and binding agreement of the Company and each Initial Guarantor, enforceable against the Company and such Initial Guarantor in accordance with its terms.

(6)         The Notes have been duly authorized by the Company. When the Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(7)         The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered in exchange for a like aggregate principal amount of Notes in accordance with the Exchange Offer, the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

1 To be defined to include each Corporate Guarantor and LLC Guarantor.

(8)         The Guarantee by each Initial Guarantor has been duly authorized by each Initial Guarantor. When the Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Guarantee by each Initial Guarantor will be the valid and binding obligation of such Initial Guarantor, enforceable against such Initial Guarantor in accordance with its terms.

(9)         The Exchange Notes Guarantee by each Initial Guarantor has been duly authorized by each Initial Guarantor. When the Exchange Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered in exchange for a like aggregate principal amount of Notes in accordance with the Exchange Offer, the Indenture and the Registration Rights Agreement, the Exchange Notes Guarantee by each Initial Guarantor will be the valid and binding obligation of such Initial Guarantor, enforceable against such Initial Guarantor in accordance with its terms.

(10)        No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws2 for the execution and delivery by the Company or any Initial Guarantor of the Purchase Agreement, the Indenture or the Registration Rights Agreement and the issuance and sale of the Securities3 to the Initial Purchasers as contemplated by the Purchase Agreement.

(11)        The execution and delivery by the Company and each Initial Guarantor of the Purchase Agreement, the Indenture and the Registration Rights Agreement, and the issuance and sale of the Securities to the Initial Purchasers pursuant to the Purchase Agreement, do not (a) violate the certificate of incorporation or by-laws of the Company or the Initial Corporate Guarantor or the certificate of formation or limited liability company agreement of the Initial LLC Guarantor, or (b) result in a violation by the Company or any Initial Guarantor of any of the terms and provisions of any Applicable Laws.

(12)        The statements in the Offering Memorandum under the captions “Description of Certain Other Indebtedness—New Senior Secured Credit Facilities” and “Description of Notes,” to the extent that such statements purport to describe certain provisions of the [New Credit Agreements], the Indenture or the Securities, accurately describe such provisions in all material respects.

(13)        The statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations, accurately describe such matters in all material respects.

2 Defined to include Delaware corporate statute, Delaware LLC Act and New York state laws.

3 Defined to include both the Securities and the Guarantees.

(14)        Assuming (A) the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company, the Initial Guarantors and the Initial Purchasers set forth in the Purchase Agreement and (B) the accuracy and performance of, and compliance with, the representations, warranties and agreements of each of the persons to whom the Initial Purchasers initially offer, resell or otherwise transfer the Securities as set forth in the Offering Memorandum under the caption “Notice to Investors”, it is not necessary, in connection with the sale of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act, it being understood that we express no opinion as to any subsequent resale or other transfer of any Securities.

(15)        Neither the Company nor any of the Initial Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum under the caption “Use of Proceeds,” will be, required to be registered as an “investment company” as defined in the 1940 Act.

In acting as counsel to the Company in connection with the transactions described in [the first paragraph above], we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives, at which conferences certain contents of the Disclosure Package (as defined below) and the Offering Memorandum and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in or omitted from the Disclosure Package or the Offering Memorandum and have made no independent check or verification thereof (except as set forth in paragraphs (12) and (13) above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Securities:

(a)          the Preliminary Offering Memorandum[,] [and] the Pricing Term Sheet [and the information in Exhibit F to the Purchase Agreement (“Exhibit F”)], considered together (collectively, the “Disclosure Package”), as of ● ●.m. (New York City time) on September 24, 2015, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b)          the Offering Memorandum [and the information in Exhibit F, considered together], as of the date of the Offering Memorandum or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we express no belief and make no statement with respect to financial statements and schedules and other financial data included in or omitted from Disclosure Package, the Offering Memorandum[,] or [Exhibit F].

EXHIBIT G-2

FORMS OF OPINIONS OF COMPANY COUNSEL

(1)         Each Acquired Company Corporate Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware.

(2)         Each Acquired Company LLC Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

(3)         The Supplemental Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors1. The Supplemental Indenture is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and such Guarantor in accordance with its terms.

(4)         The Guarantee by each Acquired Company Guarantor has been duly authorized by each Acquired Company Guarantor. Assuming that the Notes have been duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Guarantee by each Acquired Company Guarantor will be the valid and binding obligation of such Acquired Company Guarantor, enforceable against such Acquired Company Guarantor in accordance with its terms.

(5)         The Exchange Notes Guarantee by each Acquired Company Guarantor has been duly authorized by each Acquired Company Guarantor. When the Exchange Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered in exchange for a like aggregate principal amount of Notes in accordance with the Exchange Offer, the Indenture and the Registration Rights Agreement, the Exchange Notes Guarantee by each Acquired Company Guarantor will be the valid and binding obligation of such Acquired Company Guarantor, enforceable against such Acquired Company Guarantor in accordance with its terms.

(6)         No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws for the execution and delivery by any Acquired Company Guarantor of the Acquired Company Guarantor Transaction Documents.2

1 To include all Initial Guarantors and Acquired Company Guarantors.

2 To be defined as the Supplemental Indenture, each Purchase Agreement Joinder and each Registration Rights Agreement Joinder.

(7)         The execution and delivery by each Acquired Company Guarantor of the Acquired Company Transaction Documents do not (a) violate the certificate of incorporation or by-laws of any Acquired Company Corporate Guarantor or the certificate of formation or limited liability company agreement of any Acquired Company LLC Guarantor, or (b) result in a violation by any Acquired Company Guarantor of any of the terms and provisions of any Applicable Laws.

(8)         None of the Acquired Company Guarantors is required to be registered as an “investment company” as defined in the 1940 Act.

EXHIBIT H

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]

H-1

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated October 1, 2015 (this “Agreement”) is entered into by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), the guarantors listed in Schedule 1 hereto (the “Initial Guarantors”), and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the initial purchasers listed in Exhibit A to the Purchase Agreement (as defined below) (the “Initial Purchasers”).

The Company, the Guarantors (as defined below) and the Representatives, for themselves and on behalf of the several Initial Purchasers, are parties to the Purchase Agreement dated September 24, 2015 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2023 (the “Securities”), which will be guaranteed on an unsecured senior basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.          Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that enters into a Guarantee under the Indenture after the date of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors and permitted assigns.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

H-2

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) registering the offer and sale of Exchange Securities and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior unsecured notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall mean the guarantees of the Securities and, from and after the time of issuance of any Exchange Securities, guarantees of the Exchange Securities, in each case by the Guarantors under the Indenture.

“Guarantors” shall mean the Initial Guarantors, any Additional Guarantors and any Guarantor’s successor that guarantees the Securities, in each case to the extent such guarantee remains in effect and has not been discharged or terminated in accordance with the terms of the Indenture (as defined below).

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities, dated as of October 1, 2015, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Guarantors” shall have the meaning set forth in the preamble.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to the Holders by the Company upon receipt of a Shelf Request.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) when such Securities are sold pursuant to Rule 144 under the Securities Act.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company or the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.

“Suspension Period” shall have the meaning set forth in Section 2(e) hereof.

“Target Registration Date” shall mean the date that is 270 days from the date hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.          Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall (x) use their reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) use their commercially reasonable efforts to (i) have such Registration Statement become effective on or before the Target Registration Date and (ii) remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. For the avoidance of doubt, clause (y)(ii) of the immediately preceding sentence shall not obligate the Company to file an amendment to the Exchange Offer Registration Statement (or make a filing with the SEC that would be incorporated by reference into the Exchange Offer Registration Statement) if, pursuant to Section 2(e), the Company would be entitled to invoke a Suspension Period and elect not to make such filing under the circumstances (it being understood and agreed that all references to Shelf Registration Statement in Section 2(e) shall be construed to include the Exchange Offer Registration Statement solely for purposes of this sentence). The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

After the Exchange Offer Registration Statement has been declared effective by the SEC, the Company and the Guarantors shall commence the Exchange Offer by mailing or making available the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed or made available) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(I)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall use reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

(b)          In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and use commercially reasonable efforts to have such Shelf Registration Statement become effective; provided that (x) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (y) in no event shall the Company or the Guarantors be under any obligation to file any such Shelf Registration Statement before they are obligated to file an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file, and shall use their commercially reasonable efforts to have become effective, both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Securities covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to use their reasonable best efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c)          The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)          An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any Security when such Security ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective, or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer is consummated, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and withdrew or failed to validly tender its Securities in the Exchange Offer, will not be entitled to receive any additional interest pursuant to the preceding paragraph, and such Securities will no longer constitute Registrable Securities hereunder.

(e)          The Company and the Guarantors shall be entitled to suspend their obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”), for a reasonable period of time, but not in excess of 60 consecutive days or more than two times during any 12-month period (each, a “Suspension Period”), if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company, any Guarantor or any of their respective subsidiaries that would require disclosure to be included or incorporated by reference in the Shelf Registration Statement or Prospectus (and disclosure would not be required to be made at such time but for the use of such Shelf Registration Statement or Prospectus) and the Company determines in the exercise of its reasonable judgment (and not for the purpose of avoidance of its obligations hereunder) that such disclosure is not in the best interest of the Company and its stockholders or would reasonably be expected to adversely affect in any material respect the Company or its business or the Company’s ability to effect a planned or proposed acquisition, disposition, business combination or other similar transaction. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof). Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to pay additional interest (and no additional interest shall accrue) pursuant to Section 2(d) in the case of a Registration Default under clauses (ii)-(v) of the definition thereof during a Suspension Period, and no such Suspension Period shall count against the periods and occasions set forth in clauses (iv) and (v) of such definition.

(f)          Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3.          Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as promptly as reasonably practicable:

(i)          prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)         prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and use their commercially reasonable efforts to keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)        to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv)        in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than, unless specifically requested and not publicly available via the SEC’s EDGAR filing system, any document that amends or supplements any Prospectus or preliminary prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)         use their commercially reasonable efforts to (1) register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; (2) cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and (3) do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor any Guarantor shall be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not already so subject;

(vi)        notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that, in the reasonable judgment of the Company, makes any statement of a material fact made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading, and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)       use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)      in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested and such documents are not publicly available via the SEC’s EDGAR filing system);

(ix)         in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)          upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus (but may exclude the basis for the suspension) as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)         a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object within two Business Days after the receipt thereof, unless the Company believes in good faith that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement to a Registration Statement, Prospectus or Free Writing Prospectus or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus is required by applicable law. This clause (xi) shall not apply to any filing by the Company or the Guarantors of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Exchange Offer or the Registrable Securities and the offering thereof or exchange therefor;

(xii)        obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)       cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)      in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders to be covered by such Shelf Registration and one firm of attorneys and one firm of accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that, if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(xv)       in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities covered thereby to be listed on any securities exchange or any automated quotation system on which similar debt securities issued or guaranteed by the Company or any Guarantor are then listed if requested by Holders of a majority of the aggregate principal amount of such Registrable Securities, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi)      if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based on a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder therein not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvii)     in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in connection with any such Underwritten Offering, (1) to the extent possible, make such representations and warranties to the Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested; provided that the Participating Holders’ representations and warranties shall be of the substance and scope as are customarily made by selling securityholders to underwriters and issuers in underwritten offerings, (2) use commercially reasonable efforts to obtain opinions of counsel to the Company and the Guarantors (which opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their respective counsel) addressed to each Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Purchase Agreement; provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, (3) use commercially reasonable efforts to obtain “comfort” letters from the independent registered public accountants of the Company and the Guarantors (and, if necessary, any other registered public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus, and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold or by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xviii)    so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.

(b)          In the case of a Shelf Registration Statement, the Company may require, as a condition to including a Holder’s Registrable Securities in such Shelf Registration Statement, such Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. Each Participating Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information about such Holder required to be disclosed so that the information about such Holder disclosed by the Company in a Shelf Registration Statement is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c)          Each Participating Holder and Participating Broker Dealer agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, until such Participating Holder’s or Participating Broker Dealer’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Participating Holder or Participating Broker Dealer, as the case may be, will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder’s or Participating Broker Dealer’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)          If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement in accordance with Section 3(c), the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such supplement or amendment is not necessary; provided that, in the case where such suspension is solely a result of the Company’s compliance with Section 3(a)(xvi) hereof, no such extension shall be required and the Company shall not be obligated to pay additional interest (and no additional interest shall accrue) pursuant to Section 2(d) during such suspension period . For the avoidance of doubt, any such suspension shall not relieve the Company of its obligation to pay additional interest, if any, required by Section 2(d) hereof.

(e)          The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is nationally recognized as an underwriter of debt securities offerings).

(f)          No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.          Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)          In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement to include the necessary plan of distribution and related disclosure for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)          The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.          Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing through the Representatives or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)          Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the advice of outside counsel that there are legal defenses available to it that may be different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)          The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)          The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.          General.

(a)          No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Securities in, or the other provisions of, this Agreement.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company or any Guarantor under this Agreement as it may apply or be enforced by such particular Holder.

(c)          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if faxed; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)          Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)          Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

(i)          Waiver of Jury Trial. The Company and the Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j)          Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(k)        Majority of Holders. Whenever an action or determination under this Agreement requires the consent or approval of the Holders of a majority of the aggregate principal amount of the applicable Registrable Securities, in determining such majority, (i) any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted and (ii) if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Beacon Roofing Supply, Inc.

By
Name:
Title:

INITIAL GUARANTORS:

BEACON SALES ACQUISITION, INC.

By
Name:
Title:

BEACON LEADERSHIP ACQUISITION II, LLC

By
Name:
Title:

Confirmed and accepted as of the date first above written:

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the
Initial Purchasers

By
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the
Initial Purchasers

By
Authorized Signatory

[Registration Rights Agreement]

Schedule 1

Initial Guarantors

Beacon Sales Acquisition, Inc.

Beacon Leadership Acquisition II, LLC

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., a Delaware corporation, the guarantors party thereto, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Representatives of the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement applicable to a Guarantor as specified therein.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of _______________, 2015.

[GUARANTOR]

By
Name:
Title: